UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2015

ALERE INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 9, 2015, Alere Inc. (“Alere”), Alere Health, LLC, a wholly owned subsidiary of Alere (“Alere Health”), and OptumHealth Care Solutions, Inc. (“Optum”) completed the previously announced sale to Optum of Alere Health and its subsidiaries (the “Alere Health Sale”). At the closing of the Alere Health Sale, Optum paid Alere approximately $600 million, which amount reflects an initial adjustment based on a preliminary determination of Alere Health’s working capital and net cash as of the closing date and is subject to post-closing adjustments based on the final determination of Alere Health’s working capital and net cash as of the closing date.

In accordance with the requirements of the Sixth Amendment, dated as of December 1, 2014, to the Credit Agreement, dated as of June 30, 2011, by and among Alere, certain of Alere’s subsidiaries, certain lenders, General Electric Capital Corporation (as collateral agent and administrative agent) and certain other agents and arrangers (as previously amended, the “Credit Agreement”), on January 9, 2015, upon the closing of the Alere Health Sale, Alere became obligated to use the net cash proceeds from the Alere Health Sale to repay borrowings under the credit agreement. Alere estimates that the net cash proceeds from the transaction will be approximately $575 million and that it will use approximately $127 million of this amount to repay revolving credit loans outstanding under the Credit Agreement, with the balance to be used to repay, on a pro rata basis, “A” term loans (including “Delayed Draw” term loans) and “B” term loans outstanding under the Credit Agreement. Once repaid, such repaid term loan amounts may not be reborrowed; such repaid revolving credit loan amount may be reborrowed, subject to compliance with the terms of the Credit Agreement at the time of any such future borrowing. If as a result of any purchase price adjustment Alere receives any additional net cash proceeds from the Alere Health Sale, Alere will be obligated to use such proceeds to make additional repayments of “A” term loans and “B” term loans outstanding under the Credit Agreement.

Item 7.01	Regulation FD Disclosure.

On January 9, 2015, Alere issued a press release announcing the completion of the Alere Health Sale. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 9, 2015, entitled “Alere Inc. Completes Divestiture of Alere Health”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: January 9, 2015	By:	/s/ Jay McNamara
	Name: Title:	Jay McNamara Senior Counsel – Corporate & Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 9, 2015, entitled “Alere Inc. Completes Divestiture of Alere Health”